UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera Street

Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Hudson Loan Transaction

On August 28, 2025, Advent Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hudson Global Ventures LLC (“Hudson”), pursuant to which Hudson made a loan to the Company, evidenced by a Convertible Promissory Note in the aggregate principal amount of $418,000.00, including an original issue discount of $42,000.00 (the “Promissory Note”), with interest accruing at an annual rate of twelve percent (12%) to be computed on the basis of a 360-day year.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue a pre-funded warrant to Hudson Global Ventures (“Hudson”) to purchase 130,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an exercise price of $0.0001 per share (the “Pre-Funded Warrant”). The Pre-Funded Warrant contains certain adjustment mechanisms upon the dilutive issuance of additional shares of Common Stock. Pursuant to the terms of the Pre-Funded Warrant, Hudson is also entitled to certain purchase rights with respect to subsequent issuances of Common Stock by the Company and pro rata rights to certain distributions and dividends issued by the Company during the term of the Pre-Funded Warrant. Upon the occurrence of (i) a merger or consolidation, (ii) a sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) ) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) whereby a third party acquires more than 50% of the outstanding Common Stock (each, a “Fundamental Transaction”), then Hudson, upon exercise of the Pre-Funded Warrant, Hudson will have the right to receive, for each share subject to the Pre-Funded Warrant, the number of shares of Common Stock of the successor or acquiring entity or the Company if it is the surviving entity, receivable as a result of the Fundamental transaction by a holder of Common Stock immediately prior to the Fundamental Transaction.

Under the Promissory Note, the Company is required to make eleven (11) payments of $38,000.00 (each payment, an “Amortized Payment”). The first Amortized Payment is due on October 1, 2025, with ten (10) subsequent Amortized Payments due each month thereafter. The Promissory Note is not secured by any collateral. The Promissory Note matures on August 1, 2026, and contains customary events of default. The Company may pre-pay the full amount due under the Promissory Note by providing Hudson with ten (10) days’ notice and paying an amount equal to 118% of the principal amount to be repaid; provided that, if the Company prepays no later than the close of business on October 1, 2025, the Company may pre-pay the full amount due under the Promissory Note by paying an amount equal to 100% of the principal amount to be repaid.

In the event the Company fails to make an Amortized Payment in a timely fashion, Hudson will have the right to convert an amount up to the Mandatory Default Amount (as defined below) at a conversion price equal to the lower of (i) the Conversion Price (as defined below) and (ii) 80% of the lowest trading price in the ten (10) trading days prior to the conversion, subject to a floor price of $0.10.

At the option of Hudson, the Promissory Note may be converted into a number of shares of Common Stock equal to the number determined by dividing (x) that portion of the outstanding balance of the Promissory Note identified by the Company of (A) the outstanding principal amount of the Promissory Note, plus (B) accrued and unpaid interest with respect to such amount and any other amounts owing under the Promissory Note to be converted by (y) the conversion price then in effect on the date on which Hudson delivers a notice of conversion (the “Conversion Price”). Hudson may also require the Company to prepay the entire outstanding balance under the Promissory Note upon receipt of notice of a change in control of the Company.

The Conversion Price is subject to certain adjustments for stock splits, certain dividends and distributions, dilutive issuances, and certain stock issuances that are deemed dilutive pursuant to the terms of the Promissory Note, including, but not limited to, the issuance of any warrants, rights or options (other than awards issued pursuant to the Company’s equity incentive plans).

The Promissory Note and Securities Purchase Agreement contain certain customary representations, warranties, and covenants made by the Company.

Upon the occurrence and during the continuation of any such event of default, the Promissory Note will become immediately due and payable, and the Company is obligated to pay to Hudson an amount equal to 140% of the outstanding principal amount under the Promissory Note, accrued interest and all other amounts owing pursuant to the Promissory Note.

The Company received funding under the Promissory Note on August 28, 2025 and intends to use the proceeds from the Promissory Note for payment of certain corporate expenses and general working capital purposes.

The foregoing descriptions of the Promissory Note, the Securities Purchase Agreement and the Pre-Funded Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each document, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

Item 1.01 is incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note dated as of August 28, 2025, issued by the Company in favor of Hudson Global Ventures, LLC
10.2	Securities Purchase Agreement, dated as of August 28, 2025, by and between the Company and each investor identified on the signature pages thereto
10.3	Common Stock Purchase Pre-Funded Warrant dated as of August 28, 2025, issued by the Company in favor of Hudson Global Ventures, LLC
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2025

Advent Technologies Holdings, Inc.

By:	/s/ Gary Herman
Name:	Gary Herman
Title:	Chief Executive Officer

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